[LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]


                                  June 10, 1996



Greenfield Capital Trust
c/o Greenfield Industries, Inc.
2743 Perimeter Parkway
Building 100, Suite 100
Augusta, Georgia  30909

                  Re:  Greenfield Capital Trust

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Greenfield Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the preparation of a Registration Statement (and the Prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") by the Trust and Greenfield Industries, Inc. (the "Company") on or about the date hereof (the "Registration Statement"), relating to the registration with the Commission of the Preferred Securities of the Trust.

                  The Preferred Securities have been issued pursuant to (i) a Purchase Agreement dated April 18, 1996 (the "Purchase Agreement") among CS First Boston Corporation, as representative of the several Purchasers (the "Representative"), the Trust and the Company and (ii) the Amended and Restated Declaration of Trust of the Trust dated as of April 1, 1996 (the "Governing Instrument"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument.

                  In rendering  this  opinion,  we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 7, 1995 (the "Certificate"); a Declaration of Trust of the Trust dated as of December 7, 1995 (the "Original Governing Instrument"); the Governing Instrument; the Forms and Specimens of Preferred Security and Common Security; the Terms of Preferred Securities and Common Securities; the form of Indenture dated as of April 1, 1996 between the Company and The Bank of New York, as
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Trustee; the Preferred Securities Guarantee
Agreement by the Company and The Bank of New York, as Trustee, dated as of April 24, 1996; the Common Securities Guarantee Agreement by the Company dated as of April 24, 1996; the Purchase Agreement; the Trust's Confidential Preliminary Offering Circular dated April 3, 1996 relating to the Preferred Securities; the Trust's Confidential Offering Circular dated April 18, 1996 relating to the Preferred Securities (the "Offering Circular"); the Registration Rights Agreement dated April 24, 1996 among the Trust, the Company and the Representative; the Registration Statement; and a certificate of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Purchase Agreement prior to the first issuance of Preferred Securities); (iii) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); (v) that each Holder of Preferred Securities has made payment of the required consideration therefor and received a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, the Offering Circular and the Purchase Agreement; (vi) that the Preferred Securities have been issued and sold to, and held or transferred by, the Preferred Securities Holders (and any subsequent transferee), and all transfers have been made, in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Offering Circular and the Purchase
Agreement; (vii) none of the Preferred Securities have been called for redemption, redeemed, converted or canceled (except in connection with a permitted transfer) and all of the Preferred Securities remain outstanding; and
(viii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is
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expressed  with  respect  to the
requirements of, or compliance with, federal or state securities or blue sky laws. We have not participated in the preparation of the Registration Statement or any other offering materials relating to the Preferred Securities and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and certificates and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly organized and validly existing statutory business trust in good standing under the laws of the State of Delaware.

                  2. The Preferred Securities constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the Trust.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Preferred Security Holder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Preferred Security Holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that pursuant to Section 11.04 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or
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supplement  this opinion after the date hereof for the
benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                            Very truly yours,

                                            /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
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